Exhibit (B)(21)

Basell North

America, Inc.

HIMONT INCORPORATED

BY-LAWS

AS OF AUGUST 23, 1990

TABLE OF CONTENTS*

*	The Table of Contents, comprising pages i, ii and iii, is not part of the By-Laws.

i

ii

		Page

	ARTICLE VII

	EXECUTION OF INSTRUMENTS

SECTION 1.	Execution of Instruments	14
SECTION 2.	Proxies	14

	ARTICLE VIII

CERTIFICATES OF STOCK		14

	ARTICLE IX CAPITAL STOCK

SECTION 1.	Certificates of Stock	15
SECTION 2.	Transfer of Stock	15
SECTION 3.	Lost, Stolen or Destroyed Certificates	16
SECTION 4.	Regulations, Transfer Agents and Registrars.	16
SECTION 5.	Record Date	16
SECTION 6.	Dividends and Reserves	16
SECTION 7.	Record Ownership	17

	ARTICLE X

BOOKS, ACCOUNTS AND OTHER RECORDS		17

	ARTICLE XI

CORPORATE SEAL		17

	ARTICLE XII

FISCAL YEAR		18

	ARTICLE XIII

INDEMNIFICATION		18

	ARTICLE XIV

INTERESTED DIRECTORS; QUORUM		18

	ARTICLE XV

AMENDMENTS		19

iii

HIMONT INCORPORATED

(A Delaware corporation)

(the “Corporation”)

BY-LAWS

ARTICLE I.

OFFICES

SECTION I. Registered Office in Delaware. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 2. Other Offices. The Corporation may also have offices in such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings. An annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before such meeting shall be held on such date and at such time as shall be designated by the Board of Directors from time to time and stated in the notice of such meeting as provided in Section 5 of this Article XI, unless such notice is waived as provided by law.

SECTION 2. List of Stockholders. The officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order with the address, and the number of shares registered in the name, of each such stockholder. Such list shall be open to the examination of any stockholder for ten days prior to the meeting at the place of the meeting and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

SECTION 3. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board or the Vice Chairman of the Board and shall be called by the the Secretary on the written request of the holders of record of a majority of the shares of stock issued and outstanding and entitled to vote. The time of such special meeting shall be fixed by the Chairman of the Board or the Vice Chairman of the Board or such stockholders in such request, as the case may be, and shall be stated in the notice of the special meeting, provided that the time so fixed shall permit the giving of notice as provided in Section 5 of this Article II, unless such notice is waived as provided by law. Such request shall state the purposes of the proposed meeting.

SECTION 4. Place of Meetings. Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors, or as shall be specified in the notice or waiver of notice of any such meeting.

SECTION 5. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be in writing and be given by the Chairman of the Board, the Vice Chairman of the Board or the Secretary. Such notice shall state the place, date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, a copy of such notice shall be served personally or by telex, cable or mail on each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the meeting. If telexed, cabled or mailed, such notice shall be directed to each such stockholder at his address as it appears on the stock book of the Corporation unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 6. Chairman and Secretary. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the Vice Chairman of the Board, or in the absence of the Vice Chairman of the Board, by the President. The Secretary of the Corporation shall act as secretary of each meeting of the stockholders or, if he shall not be present, such person as may be designated by the Chairman of the meeting shall act as such secretary or, in the absence of such person or if there shall be no such designation, a secretary shall be chosen at the meeting.

SECTION 7. Inspectors of Election. At each meeting of stockholders at which an election of Directors is to be held, the chairman of the meeting may appoint two persons, who need not be stockholders, to act as inspectors of election at such meeting. The inspectors so appointed, before entering on the discharge of their duties, shall take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and thereupon the inspectors shall take charge of the polls and after the balloting shall canvass the votes and make a certificate of the results of the vote taken. No Director or candidate for the office of Director shall be appointed an inspector.

SECTION 8. Voting. Unless the Certificate of Incorporation otherwise provides, at each meeting of the stockholders, each stockholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation, and may vote either in person or by proxy, but no proxy shall be voted after three years from its data unless such proxy provides for a longer period. Every proxy must be executed in writing by the stockholder or by his duly authorised attorney.

At each meeting of the stockholders, if there shall be a quorum, the vote of the holders of a majority of the shares of stock present in person or by proxy, and entitled to vote thereat, shall decide all matters brought be-fore such meeting, except as otherwise provided by law, by the certificate of Incorporation or by these By-Laws.

SECTION 9. Quorum. At all meetings of the stockholders, the presence, in person or by proxy, of the holders of record of a majority of the shares of stock issued and outstanding, and entitled to vote thereat, shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. In the absence of a quorum, the holders of record of a majority of the shares of stock present in person or by proxy, and entitled to vote thereat, or if no such stockholder is present in person or by proxy, any officer entitled to preside at, or act as secretary of, such meeting, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty days at any one time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 10. Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting without prior notice and without a vote if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A copy of such written consent shall be filed in the minute book of the Corporation, and prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.

BOARD OF DIRECTORS

SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, which may, by resolution passed by a majority of the whole Board, delegate its powers to any member or committee of the Board of Directors. In addition to the powers and authority expressly conferred on it by these By-Laws, the Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

As amended March 16, 1989
[ ] indicates amended language

SECTION 2. Number, Election, Term of Office and Qualifications. The number of Directors of the Corporation may from time to time be fixed by the Board of Directors (by a resolution duly adopted by the Board at any regular or special meeting). Except as provided in Sections 4 and 5 of this Article III, the Directors shall be elected at the annual meeting of the stockholders. All elections of Directors shall be by a plurality of the votes cast. Except as provided by law, each Director shall continue in office until the annual meeting of the stockholders held next after his election and until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal in the manner provided in Sections 3 and 4 of this Article III. No Director need be a stockholder.

SECTION 3. Resignation. Any Director may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified therein such resignation shall take effect on receipt thereof.

SECTION 4. Removal of Directors by the Stockholders. Any Director may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of the majority of shares of stock issued and outstanding and entitled to vote, at the annual meeting of stockholders or at a special meeting of stockholders called for that purpose. Any vacancy on the Board of Directors resulting from any such removal may be filled at such meeting of the stockholders in the manner provided in Section 2 of this Article III, provided that in the event that the stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 5 of this Article III.

SECTION 5. Vacancies. If any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of Directors or otherwise, such vacancy may be filled, subject to the provisions of Section 4 of this Article III, by the affirmative vote of the holders of record of a majority of the shares of stock issued and outstanding and entitled to vote at the next meeting of the stockholders or by the vote of a majority of directors then in office, although less than a quorum, or by a sole remaining Director, provided, however, that a Director so elected to fill such a vacancy may be removed in the manner provided by law and these By-Laws.

In the event that the resignation of any Director shall specify that it shall take effect at a future date, the vacancy resulting from such resignation may be filled in the same manner as provided in this Section 5.

SECTION 6. Annual and Regular Meetings. As soon as practicable after the annual meeting of the stockholders in each year, an annual meeting of the Board of Directors shall be held at such place within or without the State of Delaware for the election of officers and for the transaction of such other business as may properly come before the meeting.

Annual and regular meetings of the Board of Directors may be held at such times and places within or without the State of Delaware as the Board may from time to time determine by resolution duly adopted at any meeting of the Board. No notice of any such meeting need be given.

SECTION 7. Special Meetings. A special meeting of the Board of Directors may be called at any time by the Chairman of the Board or the vice Chairman of the Board and shall be called by the Chairman of the Board, the Vice Chairman of the Board or the Secretary on the written request of at least one-half of the Directors then in office, and shall be held at such time and place within or without the State of Delaware as may be fixed by the Chairman of the Board, the Vice Chairman of the Board or such Directors in such request, as the case may be, provided that the time so fixed shall permit the giving of notice as provided in Section 8 of this Article III.

SECTION 8. Notice of Special Meetings. Notice of the time and place of each special meeting of the Board of Directors shall be sent to each Director by mail, telex or other electronic transmission, addressed to him at his address as it appears on the records of the corporation, or telephoned or delivered to him personally, at least three days (if by mail) or 24 hours (if by telex or other electronic transmission) before the day on which the meeting is to be held. Such notice need not state the purposes of the meeting.

SECTION 9. Quorum. At all meetings of the Board of Directors, the presence in person of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business,

As amended March 16, 1989
[ ] indicates amended language

and, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, if a quorum shall be present, the act of at least [a majority] of the Directors present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present, or if no Director is present, any officer authorized to preside at or act as secretary of such meeting, without notice other than by announcement at the meeting, may adjourn the meeting from time to time for a period of not more than thirty days at any one time.

SECTION 10. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and for the management of the property, affairs and business of the Corporation as it may deem proper, not inconsistent with law, the Certificate of Incorporation or these By-Laws.

SECTION 11. Compensation. Directors may receive such compensation for their services, and allowances for expenses, as the Board of Directors may fix from time to time.

SECTION 12. Participation in a Meeting by Conference Telephone. Any member of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting within the meaning of Section 9 of this Article III, or for any other purpose.

SECTION 13. Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto shall be signed by each member of the Board or of such committee, as the case may be, and such written consent or consents shall be filed with the minutes of proceedings of the Board or committee.

ARTICLE IV.

EXECUTIVE AND OTHER COMMITTEES

SECTION 1. Designation, Term of Office and Qualifications. The Board of Directors may in its discretion, by resolution adopted at any meeting by a majority of the whole Board, designate an Executive Committee. Each member of the Executive Committee must be a Director and shall forthwith cease to be a member of such committee if he shall cease to be a Director. Each member of the Executive Committee shall continue in office until the annual meeting of the Board of Directors held next after his designation, or until he shall cease to be a Director, or until his death, resignation or removal, or until the dissolution of the Executive Committee, in the manner provided in section 3 of this Article IV.

SECTION 2. Powers. Except as may be provided by law or by the resolution of designation, the Executive Committee, if designated, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, expressly including the power to declare a dividend or to authorize the issuance of stock, and including without limitation all powers expressly conferred on the Board of Directors by these By-Laws, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that the Executive Committee shall not have power to amend the Certificate of Incorporation; to make, alter or repeal these By-Laws; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease or exchange of all, or substantially, all of the Corporation’s property and assets; or to recommend to the stockholders a dissolution of the Corporation or a revocation of such a dissolution.

SECTION 3. Resignation, Removal or Dissolution. Any member of the Executive Committee may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt there-of. Any member of the Executive Committee may be removed at any time, either with or without cause, by a majority vote of the Directors then in office, given at any meeting of the Board of Directors called for that purpose. The Board of Directors may, by a resolution duly adopted at any meeting, dissolve the Executive Committee.

SECTION 4. Vacancies. If any vacancy shall occur in the Executive Committee by reason of death, resignation, removal or otherwise, such vacancy may be filled at any meeting of the Board of Directors.

SECTION 5. Meetings. The Executive Committee may provide for the holding of regular meetings at such times and places (within or without the State of Delaware) as it may from time to time determine by resolution duly adopted at any meeting of the Executive Committee. No notice of any such meeting need be given. A special meeting of the Executive Committee may be called at any time by the Chairman of the Board or the Vice Chairman of the Board. Notice of the time and place (within or without the State of Delaware) of each special meeting shall be sent to each member of the Executive Committee by mail, telex or cable, addressed to him at his address as it appears on the records of the Corporation, or telephoned or delivered to him personally, at least four days before the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Any member of the Executive Committee may participate in a meeting of the Executive Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting within the meaning of Section 8 of this Article IV, or for any other purpose. The Executive Committee shall keep minutes of its proceedings and shall report the same to the meeting of the Board of Directors held next after such proceedings are taken. The Executive Committee may adopt such rules and regulations for the conduct of its meetings as it may deem proper, not inconsistent with law, the Certificate of Incorporation or these By-Laws.

SECTION 6. Quorum. At all meetings of the Executive Committee the presence in person of a majority of the membership of the entire Executive Committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by Law, by the Certificate of Incorporation or by these By-Laws, if a quorum shall be present, the act of a majority of the members present shall be the act of the Executive Committee. In the absence of a quorum, a majority of the members present, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty days at any one time, until a quorum shall be present.

SECTION 7. Other Committees. The Board of Directors may in its discretion, by resolution adopted at any meeting by a majority of the whole Board, designate such other committees as it may deem advisable. Each such committee shall consist of such number of Directors as may be so designated, and shall have and may exercise such powers, and shall perform such duties, as may be delegated to it by resolution of the Board of Directors. The Board of Directors shall have power at any time to remove any member of any such committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

SECTION 8. Temporary Committee Members. In the absence or disqualification of any member of any committee created pursuant to this Article, the member or members thereof present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

ARTICLE V.

NOTICES

SECTION 1. Waiver of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver thereof by the person or persons entitled to such notice given before or after the time stated therein, in writing, shall be deemed equivalent to such notice.

SECTION 2. Attendance at Meeting. Attendance of a person at any meeting, whether of stockholders (in person or by proxy) or Directors, shall constitute a waiver of notice of such meeting except when such person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not legally called or convened.

ARTICLE VI.

OFFICERS

SECTION 1. Number. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or mote Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

SECTION 2. Selection, Term of Office and Qualification. (a) Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his successor is elected and qualified or until his earlier resignation or removal.

(b) Except as set forth in sections 6 and 7 of this Article VI, no officer need be a Director, and no officer need be a stockholder.

SECTION 3. Resignation. Any officer may resign by giving written notice to the Board or to the President or the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect on receipt thereof.

SECTION 4. Removal. Any officer may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Directors then in office; and any officer not elected by the Board of Directors may be removed in such manner as may be determined by or pursuant to delegation from the Board of Directors.

SECTION 5. Vacancies. If a vacancy shall occur, by reason of death, disqualification, resignation, removal or otherwise, in any office required by Section 1 of this Article VI to be elected by the Board of Directors, such vacancy nay be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any other office shall be filled in such manner as may be determined by the Board of Directors.

SECTION 6. Chairman of the Board. The Chairman of the Board shall be chosen from among the Directors, and shall,

As amended August 23, 1990
[ ] indicates amended language

if present, preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, he shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors or by the Executive Committee. He shall, in general, perform all duties incident to the office of the Chairman of the Board, subject, however, to the direction and control of the Board of Directors and of the Executive Committee, and such other duties as from time to time may be assigned to him by the Board of Directors or by the Executive Committee or as may be provided by law.

SECTION 7. Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him by the Board of Directors or as may be provided by law.

SECTION 8. President. [Subject to the control of the Board of Directors, the President] shall exercise general supervision over the property, affairs and business of the Corporation and shall authorize the other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at meetings of the Board of Directors; and, in general, the President shall perform all duties incident to the office of President and shall have such other duties as the Board of Directors may from time to time prescribe or as may be provided by law.

SECTION 9. Vice Presidents. The Vice President or Vice Presidents, at the request or in the absence of the President or during his inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. The Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties.

SECTION 10. Secretary. (a) The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of

Directors, the Chairman of the Board, or by the President, under whose supervision he shall be. The Secretary shall keep or cause to be kept in safe custody the corporate seal, stock certificate books and shareholder records of the Corporation. The Secretary, or any Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it; and, when so affixed, it may be attested by the signature of the Secretary or such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the fixing by his signature.

(b) The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary, or at his request, perform his duties and exercise his powers and authority, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 11. Treasurer. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b) The Treasurer shall disburse the funds of the Corporation as may be prescribed by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and a report of the financial condition of the Corporation.

(c) The Assistant Treasurer or Assistant Treasurers, if any, shall, in the absence or disability of the Treasurer, or at his request, perform his duties and exercise his powers and authority, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 12. Surety Bonds. In the event that the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned on the faithful performance of his duties to the Corporation.

SECTION 13. Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE VII.

EXECUTION OF INSTRUMENTS

SECTION 1. Execution of Instruments. All agreements, deeds, contracts, proxies, leases, covenants, bonds, checks, drafts, bills of exchange, notes, acceptances and endorsements, and all evidences of indebtedness and other documents, instruments or writings of any nature whatsoever, shall be signed by such officers, agents or employees of the Corporation, or any one of them, and in such manner, as from time to time may be determined (either generally or in specific instances) by the Board of Directors or by such officer or officers to whom the Board of Directors may delegate the power so to determine.

SECTION 2. Proxies. Subject to such limitations as the Board of Directors may from time to time prescribe, any officer of the Corporation shall have full power and authority on behalf of the Corporation to attend, to act and vote at, and to waive notice of, any meeting of stockholders of any corporation, the shares of stock of which are owned by or stand in the name of the Corporation, and to execute and deliver proxies and actions in writing for the voting of any such shares, and at any such meeting or by action in writing may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such shares.

ARTICLE VIII.

CERTIFICATES OF STOCK

The interest of each stockholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation which shall be in such form as the Board of Directors may from time to time adopt. Each such certificate shall be signed by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation, shall be sealed with the seal of the Corporation, and shall be countersigned and registered in such manner, if any, as the Board of Directors may prescribe. In case such certificate is signed (i) by a transfer agent or (ii) by a transfer clerk and a registrar, the signature of any such officer and the seal of the Corporation on such certificate may be a facsimile. In case any officer who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer of the Corporation before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer; and such issuance and delivery shall constitute adoption of such certificate by the Corporation.

ARTICLE IX.

CAPITAL STOCK

SECTION 1. Certificates of Stock. There shall be entered on the stock books of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

SECTION 2. Transfer of Stock. The original stock ledger of the Corporation shall contain the names, alphabetically arranged, and addresses of all persons who are stockholders of the Corporation and the number of shares of stock held by them respectively. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorised by a power of attorney executed in writing and filed with the Secretary, upon the surrender of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agents may reasonably require, and accompanied by all necessary federal and state stock transfer stamps.

SECTION 3. Lost, Stolen or Destroyed Certificates. A certificate for shares of the stock of the Corporation may be issued in place of any certificate lost, stolen or destroyed, but only upon delivery to the Corporation, if the Board of Directors so requires, of a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, and such evidence of loss, theft or destruction as the Board may require.

SECTION 4. Regulations, Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent at any of its offices.

SECTION 5. Record Date. In lieu of closing the stock transfer books of the Corporation in the manner provided by law, the Board of Directors may fix in advance a date, not more than sixty days nor less than ten days preceding the data of any meeting of stockholders and not more than sixty days preceding the date of any other action by the Corporation as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record data fixed as aforesaid.

SECTION 6. Dividends and Reserves. Dividends shall be declared and paid at such times as the Board of Directors may determine, provided that no dividends shall be paid or declared contrary to applicable provisions of law or of the Certificate of Incorporation. The Board of Directors may, from time to time, set aside out of any funds of the Corporation available for dividends such sum or sums as the

Board, in its discretion, may deem proper as a reserve fund for working capital, or to meet contingencies, or for equalizing dividends, or for the purpose of repairing, maintaining or increasing the property or business of the Corporation, or for any other purpose that the Board may deem to be in the best interests of the Corporation. The Board of Directors may, in its discretion, modify or abolish any such reserve at any time.

SECTION 7. Record Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation’s stock to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE X.

BOOKS, ACCOUNTS AND OTHER RECORDS

Except as otherwise provided by law, the books, accounts and other records of the Corporation shall be kept at such place or places (within or without the State of Delaware) as the Board of Directors, the Chairman of the Board or the President may from time to time designate.

ARTICLE XI.

CORPORATE SEAL

The corporate seal of the Corporation shall have inscribed thereon the nana of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors. In all cases in which the corporate seal is duly authorized to be used, it may be used by causing it or a facsimile of it to be impressed, affixed, reproduced, engraved or printed.

As amended November 10, 1988
[ ] indicates amended language

ARTICLE XII.

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of [January] and end on the 31st day of [December] in each year.

ARTICLE XIII.

INDEMNIFICATION

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. The term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

ARTICLE XIV.

INTERESTED DIRECTORS; QUORUM

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE XV.

AMENDMENTS

The By-Laws of the Corporation may be made, altered or repealed at any meeting of the Board of Directors by the affirmative vote of a majority of the Directors present and entitled to vote thereat or at any meeting of the stockholders by the affirmative vote of the holders of a majority of the share’s of stock issued and outstanding and entitled to vote thereat, provided that notice of the general nature of the proposed change in the By-Laws shall have been given in the notice of any such meeting of the stockholders.

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